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Contact: Justin Cressall
         Treasurer
        (441) 298-0753

  PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES THE SALE OF COMMON SHARES BY
                                  SHAREHOLDER

HAMILTON, BERMUDA, JUNE 25, 2004 - Platinum Underwriters Holdings, Ltd. (NYSE:
PTP) today announced the sale of 6,000,000 of its common shares. All of the shares were sold by St. Paul Fire and Marine Insurance Company (the "Selling Shareholder"), a wholly owned subsidiary of The St. Paul Travelers Companies, Inc. ("St. Paul Travelers"), formerly The St. Paul Companies, Inc.

Merrill Lynch & Co. is acting as the underwriter of the offering.

St. Paul Travelers will continue to hold an option to acquire 6,000,000 common shares of Platinum and has agreed that, subject to limited exceptions, it will not dispose of any of its Platinum common shares or related options for a period of 180 days, except with the prior written consent of the underwriter.

Platinum will not sell any common shares in the offering and will not receive any proceeds from the sale of the common shares by the Selling Shareholder. Additionally, Platinum and its executive officers and directors have agreed that, subject to limited exceptions, they will not dispose of any of their Platinum common shares or related options for a period of 90 days, except with the prior written consent of the underwriter.

RenaissanceRe Holdings Ltd. ("RenaissanceRe") has been a shareholder of Platinum since Platinum's initial public offering in November 2002. RenaissanceRe is not selling any of its common shares in the offering and has agreed that, subject to limited exceptions, it will not dispose of any of its Platinum common shares or related options for a period of 180 days, except with the prior written consent of the underwriter.

A registration statement relating to the common shares sold by the Selling Shareholder was previously filed with, and declared effective by, the Securities and Exchange Commission.

This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offering will be made only by means of a written prospectus meeting the requirements of
Section 10 of the Securities Act of 1933. Copies of the written prospectus, when available, may be obtained from Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080.
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About Platinum

Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of "A" (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum's website at www.platinumre.com.


Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based upon the Company's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company's future financial condition and results. The uncertainties and risks include, but are not limited to, those relating to successfully executing the Company's business strategy; the adequacy of the Company's loss reserves; conducting operations in a competitive environment; conducting operations in foreign countries; dependence upon the availability of key executives and reinsurance brokers; general economic conditions, including the effects of market volatility or a prolonged U.S. or global economic downturn or recession; variations in political, economic or other factors such as currency exchange rates, inflation rates and recessionary or expansive trends; the cyclicality of the property and casualty reinsurance business; tax, legal or regulatory restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally, and changes therein; significant weather-related or other natural or human-made disasters, civil unrest or other external factors over which the Company has no control; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any of them in light of new information, future events or otherwise.